                                                                    Exhibit 21.1


The following is a list of all subsidiaries of The Medicines Company:


NAME OF SUBSIDIARY                      JURISDICTION OF INCORPORATION      OWNERSHIP
------------------                      -----------------------------     PERCENTAGE
                                                                          ----------
The Medicines Company, Limited                 United Kingdom                 100%
The Medicines Company, Limited                   New Zealand                  100%
The Medicines Securities Corporation            Massachusetts                 100%